Exhibit 99.1

Three New COVID-19 Patients Treated with ZofinTM Report Improvement

Organicell Commences Phase I/II Clinical Trial Enrollment

Miami, FL (September 2, 2020) - Organicell Regenerative Medicine, Inc. (OTCBB: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced that the U.S. Food and Drug Administration (FDA) granted emergency, expanded access approval to treat two mild to moderate COVID-19 patients and one “Long Hauler” post COVID-19 patient.

These first two patients were treated three days after testing positive for COVID-19. The first patient experienced common COVID-19 symptoms including weakness, shortness of breath, headache and a deep, dry frequent cough. The patient’s physician reported that after receiving two doses of Zofin, the patient’s symptoms improved dramatically; allowing him to return to daily activities.

The second patient had similar symptoms and suffered from multiple co-morbidity conditions including asthma which required her to take inhalers, nebulizers and intermittent steroids. She was treated with steroids and hydroxychloroquine prior to receiving the second dose. After six days, the patient’s physician reported that her symptoms had improved significantly.

The third patient, the “long-hauler”, experienced multiple ongoing symptoms classic to post COVID-19 syndrome including headaches, muscle aches, tightness in chest, brain fog, fatigue, fever and shortness of breath. After 10 days of treatment, her physician reported that she has experienced improvement in energy levels and her brain fog has disappeared.

George Shapiro, M.D., Chief Medical Officer of Organicell said, “The six outpatients with different stages of COVID-19 were treated with Zofin under an emergency investigational new drug expanded access program, with physicians for all six patients reporting significant improvement.”

“If we continue to experience positive patient results, we will, in conjunction with securing necessary regulatory approvals, consider expanding our Zofin manufacturing capability,” said Albert Mitrani, Chief Executive Officer of Organicell.

“Organicell will commence patient enrollment this week in a Phase I/II clinical trial to evaluate the treatment of Zofin in moderate to severe COVID-19 patients at Larkin Community Hospital in Miami. Based on the results seen from these previous eIND patients, we are excited to continue working closely with the FDA and other regulatory agencies to move Zofin forward in the approval process,” said Maria Ines Mitrani, M.D., PhD, Chief Science Officer of Organicell.

About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of nanoparticles to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Maria Ines Mitrani, Chief Science Officer. To learn more, please visit https://organicell.com/.

About Larkin Community Hospital
Larkin Community Hospital is an integrated healthcare delivery system accredited by the Joint Commission with locations in South Miami, Hialeah and Hollywood, Florida. Our network of acute care hospitals provides a complete continuum of healthcare services, including a full range of inpatient and outpatient services, home health agencies, Skilled Nursing facilities, Rehab centers and Assisted Living facilities in Miami-Dade and Broward County. To learn more, please visit http://larkinhospital.com/.

1

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com

2